Exhibit 99.2

Second Quarter 2007 Results July 31, 2007

Important Disclosure This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations, assumptions and projections about NAVTEQ at the time that the statements are made. Such statements may include, but are not limited to, expectations of future financial performance and operating results, adoption rates, growth in unit volume, and the results of the integration of acquisitions. The forward-looking statements are subject to certain risks and uncertainties that may cause the actual results to differ materially from our past performance and our current expectations and projections. For a discussion of these risks and factors that may affect future performance, please review the reports filed by NAVTEQ with the SEC; in particular, note the risk factors set forth under "Item 1A. Risk Factors" in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and the Company’s Quarterly Report on Form 10-Q for the quarter ended April 1, 2007. NAVTEQ disclaims any obligation to update or revise any forward-looking statements, except as required by law.

2Q07 Results Overview Revenue and operating income set new Q2 records Q2 revenue grew 49% vs. 2Q06 (+44% excl. foreign exchange) Excl. foreign exchange, TRFC/TMN acquisitions & distribution business, base business revenue grew 39% vs. 2Q06 2Q07 Net Cash from Operating Activities was $73.9 million Cash and marketable securities of $390.1 million at 7/1/07 ($ in millions, FY2007 FY2006 % BETTER/ except per share data) Q2 Q2 (WORSE) Revenue 202.3 $ 135.9 $ 49% Costs & Expenses (148.3) (102.8) (44%) 54.0 33.1 63% Other Income 4.0 2.0 99% 58.1 35.2 65% Tax Expense (17.2) (11.4) 51% 40.9 $ 23.8 $ 72% Diluted EPS (as reported) 0.41 $ 0.25 $ 65% Net Income Pre-Tax Income Operating Income

2Q07 Performance Q2 financial results were helped by a number of factors: 1. Better-than-expected map sales for portable devices Q2 and 1H07 volume & revenue have trended ahead of original plan 2. Costs & expenses lower than original plan Conscious decision to shift certain project expenses into 2H07 Lower than expected distribution costs related to delayed launch of update programs 3. Favorable impact of stronger Euro 2Q07 average USD/Euro rate of $1.35 vs. Guidance rate ($1.27): increased revenue by $7.3 million and EPS by $0.03 vs. 2Q06 average rate ($1.26): increased revenue by $6.2 million and EPS by $0.02

Business Update — Revenue By Geographic Region Europe, Middle East & Africa (EMEA) Q2 revenue grew 39% vs. 2Q06 Up 32% on constant currency basis Americas Q2 revenue grew 64% vs. 2Q06 Up 30% excl. Traffic.com & Map Network acquisitions Asia-Pacific Q2 revenue of $2.8 million 2Q07 Asia-Pacific 1% EMEA 59% Americas 40%

Business Update — In-Dash Europe in-dash revenue up slightly vs. PY (excl. FX) Overall car sales down 1% vs. 2Q06 German car sales down 8% YTD possibly due to higher VAT, proposed carbon tax legislation Adoption steady at over 80%; improved adoption in ultra-compact “A” segment Navigation take rates grew faster than expected due to greater consumer awareness and effective Take Rate Improvement Programs (TRIP) North America in-dash revenue showed solid double-digit increase vs. PY Overall car sales flat vs. 2Q06; mix favored smaller vehicles with lower take rates Luxury cars down 11%, Minivans & pickups down 7%, Mass market sedans down 4% SUVs up 8% (compact SUVs up 16%), Compact cars up 7% Adoption is primary growth driver; expected to reach nearly 70% on a full year basis Take rates increased in luxury segment, but growth in other categories is dampened by higher adoption Map updates comprised 17% of in-dash map units Note: Car sales data from Global Insight.

Business Update — Portable Device, Wireless Portable device map units grew 76% vs. 2Q06 Q2 revenue generally reflects March, April, & May customer royalty reports Strong Europe revenue growth driven by leading PND customers New products launched by Garmin, Medion, NAVIGON, Sony Nokia 6110 Navigator launched in Europe in late Q2, but no revenue impact until Q3 PND map units in North America nearly tripled Garmin defended 50%+ share Magellan resurgent behind new products LG launched first U.S. PND (with NAVTEQ Maps) Wireless Offboard business in US growing nicely, led by VZ Navigator

Business Update — New Business & Acquisitions New business PSA/Peugeot (S. Africa, ME, Russia) Traffic RDS (NA): Mercedes-Benz S-class Map Network & Traffic.com Revenue in line with plan and integration costs slightly lower than expected Integration proceeding smoothly Q2 financial impact Revenue: $16.9 million Costs & expenses: $24.1 million (excludes shared overhead)

Business Update — Coverage & Content Nine new map releases in Q2; coverage stands at 69 countries and territories Belarus Botswana India Lesotho Moldova Namibia Swaziland Turkey Ukraine Full coverage maps released for Poland, Czech Republic, Slovakia, Hungary, and Slovenia Australia map enhancements

2Q07 Revenue Analysis Onboard business was 82% of total revenue and 91% of map license & related revenue Distribution Services 12% of total revenue 36% of total in-dash map units EU 53% of in-dash units NA 17% of in-dash units “Market Basket” price declined 9% vs. 2Q06* * Weighted average license fee variance for top ten customers in Europe and North America on their highest volume NVT map product purchased in both the current and year-ago quarters. Map Units (in thousands) 2007 2007 % CHANGE 2006 % CHANGE Q2 Q1 VS. 1Q07 Q2 VS. 2Q06 In-Dash 1,204 1,043 15% 1,026 17% Portable Device 3,159 2,128 48% 1,450 118% Total Map Units 4,363 3,171 38% 2,476 76% Note: Map units include initials, updates, additional regions, and all other maps used for route guidance. Portable Device units include PNDs, PDAs, and mobile phones with onboard maps.

2Q07 Operating Expense Analysis Total operating expenses Up 44% vs. 2Q06 Up 42% excl. FX Up 22% vs. 1Q07 Database Creation & Delivery costs Up 44% vs. 2Q06 Up 41% excl. FX Up 27% vs. 1Q07 SG&A expense Up 45% vs. 2Q06 Up 43% excl. FX Up 14% vs. 1Q07 Database Creation & Delivery Costs 2Q07 Other DB 10% Direct Distribution 20% Data Collection & Processing 70% Operating Expenses 2Q07 SG&A 36%

Additional 2Q07 Financial Data Stock-based comp. expense: $5.2 million Stock option portion: $2.5 million Operating margin: 26.7% Pretax margin: 28.7% Effective tax rate: 29.6% Operating Margin 0% 5% 10% 15% 20% 25% 30% 35% 40% 2Q06 3Q06 4Q06 1Q07 2Q07 Pretax Margin 0% 5% 10% 15% 20% 25% 30% 35% 40% 2Q06 3Q06 4Q06 1Q07 2Q07

2007 Guidance The following forward-looking statements reflect NAVTEQ management’s expectations as of July 31, 2007. For the fiscal year 2007, NAVTEQ expects revenue of $780 million to $795 million and earnings per diluted share of $1.45 to $1.50. These ranges assume the following on a full year basis: effective worldwide tax rate of approximately 29% average U.S. dollar/euro exchange rate of $1.35 average diluted shares outstanding of approximately 99.6 million We expect base business operating margin expansion (excluding acquisitions) of around 300 basis points compared to 2006. On a sequential basis, Q3 revenue is expected to be lower, while Q3 and Q4 expenses should grow in the mid-to-high single digits.

Closing Remarks GPS and location technologies are becoming part of our daily lives We do not expect TomTom’s acquisition of Tele Atlas to change the way we operate We have been incorporating community feedback in our map for years TomTom/TA transaction underscores the value of content in the LBS space We are confident in our ability to compete effectively with TomTom/TA We are committed to the success of all our customers

Appendix

Key Financial and Other Metrics

($ in millions, except where indicated)

	2006A 1Q	2006A 2Q	2006A 3Q	2006A 4Q	2006A YEAR	2007A 1Q	2007A 2Q
Average USD/Euro FX rate	$1.202	$1.260	$1.275	$1.292	$1.257	$1.311	**$1.348**
Days in the period	92	91	91	91	365	91	**91**
Revenue	$ 122.3	$ 135.9	$ 142.7	$ 180.7	$ 581.6	$ 160.0	**$ 202.3**
% Growth (vs. prior yr)	*16.8%*	*10.7%*	*16.0%*	*23.8%*	*17.1%*	*30.8%*	***48.8%***
% of Annual Total	*21.0%*	*23.4%*	*24.5%*	*31.1%*	*100.0%*	*NA*	***NA***
Operating Expenses	$ (101.6)	$ (102.8)	$ (105.6)	$ (117.9)	$ (427.9)	$ (121.6)	**$ (148.3)**
% Growth (vs. previous qtr)	*(2.7%)*	*1.2%*	*2.7%*	*11.6%*	*NA*	*3.2%*	***21.9%***
% of Annual Total	*23.7%*	*24.0%*	*24.7%*	*27.5%*	*100.0%*	*NA*	***NA***
Operating Income	$ 20.7	$ 33.1	$ 37.0	$ 62.8	$ 153.7	$ 38.3	**$ 54.0**
% Margin	*16.9%*	*24.4%*	*26.0%*	*34.8%*	*26.4%*	*24.0%*	***26.7%***
Net Income	$ 16.2	$ 23.8	$ 27.1	$ 42.9	$ 110.0	$ 30.2	**$ 40.9**
% Growth (vs. prior yr)	*(3.6%)*	*(5.9%)*	*(73.2%)*	*55.2%*	*(35.6%)*	*86.9%*	***72.1%***
% Margin	*13.2%*	*17.5%*	*19.0%*	*23.8%*	*18.9%*	*18.9%*	***20.2%***
Diluted EPS	$ 0.17	$ 0.25	$ 0.28	$ 0.45	$ 1.15	$ 0.31	**$ 0.41**
% Growth (vs. prior yr)	*(5.6%)*	*(7.8%)*	*(73.6%)*	*53.7%*	*(36.6%)*	*83.6%*	***64.5%***
% of Annual Total	*14.7%*	*21.6%*	*24.6%*	*39.0%*	*100.0%*	*NA*	***NA***
Net Cash From Operating Activities	$ 14.4	$ 38.0	$ 11.0	$ 76.6	$ 140.0	$ 79.1	**$ 73.9**
Revenue Metrics							
Total Map Units (000s)	1,992	2,476	2,617	3,857	10,941	3,171	**4,363**
In-Dash	957	1,026	961	1,117	4,060	1,043	**1,204**
Portable Device	1,035	1,450	1,656	2,740	6,881	2,128	**3,159**
Onboard Revenue as % of Total	88%	91%	88%	88%	89%	87%	**82%**
Distribution Revenue as % of Total	19%	18%	17%	13%	17%	15%	**12%**
Distribution Units as % of In-Dash Total	45%	42%	40%	36%	41%	41%	**36%**
EMEA	66%	61%	57%	51%	59%	59%	**53%**
Americas	18%	20%	22%	22%	21%	24%	**17%**

NAVTEQ

15

Selected Quarterly Metrics


Revenue (M)
$250
$200
$150
$100
$50
$0
2Q06
3Q06
4Q06
1Q07
2Q07


Net Cash From Operating Activities (M)
$100
$80
$60
$40
$20
$0
2Q06
3Q06
4Q06
1Q07
2Q07


Map Units (K)
5,000
4,000
3,000
2,000
1,000
0
2Q06
3Q06
4Q06
1Q07
2Q07


Headcount
3,400
3,000
2,600
2,200
1,800
1,400
1,000
TRFC
TRFC
2Q06
3Q06
4Q06
1Q07
2Q07

NAVTEQ

16

2Q07 Revenue Breakdown Revenue By Geography License-Related Revenue By Data Delivery Model* Revenue By Fee Type * As a % of digital map license and related revenue only. EMEA 58% Asia-Pacific 1% Americas 41% Onboard 91% Offboard & Other 9% Advertising 8% Other 1% Digital Map License 91%